Exhibit 3.1

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

MARKWEST ENERGY PARTNERS, L.P.

This Amendment No. 1 (this “Amendment”) to the THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MARKWEST ENERGY PARTNERS, L.P. dated effective as of February 21, 2008 (the “Partnership Agreement”) is entered into December 29, 2011, by MarkWest Energy GP, L.L.C., a Delaware limited liability company (the “General Partner”), as general partner of the Partnership, and with respect to the approval under Section 13.3(c) of the Partnership Agreement, by MarkWest Hydrocarbon, Inc., a Delaware corporation (“Hydrocarbon”).  Capitalized terms used but not defined herein have the meanings given such terms in the in the Partnership Agreement.

RECITALS

WHEREAS, Section 5.4(a) of the Partnership Agreement provides that the General Partner may at any time or from time to time issue additional Partnership Securities for any Partnership purpose to such Persons, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners;

WHEREAS, Section 5.4(b) of the Partnership Agreement provides that Partnership Securities authorized to be issued by the Partnership pursuant to Section 5.4(a) of the Partnership Agreement may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties as shall be fixed by the General Partner in the exercise of its sole discretion;

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement to reflect any amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of or issuance of any class or series of Partnership Securities pursuant to Section 5.4 of the Partnership Agreement;

WHEREAS, the Partnership has entered into a Contribution Agreement, of even date herewith, by and among the Partnership, MarkWest Liberty Gas Gathering, L.L.C., a Delaware limited liability company (“MarkWest Liberty Sub”) and M&R MWE Liberty, LLC, a Delaware limited liability company (“M&R Liberty”), pursuant to which, among other things, M&R Liberty’s membership interests in MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company, will be contributed to MarkWest Liberty Sub and in exchange therefor M&R Liberty will receive: (i) a cash distribution from the Partnership to M&R Liberty; and (ii) Class B Units representing a new class of Partnership Securities to be designated as “Class B Units,” which Class B Units shall be issued by the Partnership to M&R Liberty in five series to be designated as “Class B-1 Units,” “Class B-2 Units,” “Class B-3 Units,” “Class B-4 Units” and “Class B-5 Units,” with such terms as are set forth in this Amendment;

WHEREAS, the issuance of the Class B Units complies with the requirements of the Partnership Agreement;

WHEREAS, the General Partner has determined, pursuant to Section 13.1(g) of the Partnership Agreement, that the amendments to the Partnership Agreement set forth herein are necessary or advisable in connection with the authorization of the issuance of the Class B Units;

WHEREAS, it is and has been the General Partner’s and Hydrocarbon’s intent that funds derived from or attributable to Hydrocarbon’s activities and operations, including the Incremental Interest Income received by the Partnership, should not be included in any distributions receivable by Hydrocarbon as the Class A Unitholder, but should only be included to the distributions limited to the Common Unitholders;

WHEREAS, in furtherance of this intent, Section 6.3(f) of the Partnership Agreement provided that “Hydrocarbon Available Cash,” defined as cash and cash equivalents derived from or attributable to the Partnership’s ownership of, or sale or other disposition of, the shares of common stock of MarkWest Hydrocarbon Inc., shall be distributed only to the Common Unit Holders, while all other distributions of cash and other property would be made to all Unitholders, including the Class A Unitholders;

WHEREAS, the definition of “Hydrocarbon Available Cash” inadvertently failed to include the Incremental Interest Income, as funds which would not be included in any distributions receivable by Hydrocarbon as the Class A Unitholder, but should only be included to the distributions limited to the Common Unitholders;

WHEREAS, Sections 13.1(d)(i) and 13.1(d)(iv) of the Partnership Agreement provides that the General Partner may amend any provision of the Partnership Agreement without the approval of any Partner or Assignee to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners in any material respect or is required to effect the intent of the provisions of the Partnership Agreement;

WHEREAS, Section 13.3(c) of the Partnership Agreement further provides that any amendment that would have a material adverse effects on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the Partnership Interests of the class affected;

WHEREAS, the General Partner desires to amend the Partnership Agreement to include Incremental Interest Income in the definition of Hydrocarbon Available Cash under the Partnership Agreement, in order that such Incremental Interest Income should be available for distribution only to the Common Unitholders and not to the Class A Unitholder;

WHEREAS, pursuant to Section 13.3(c) of the Partnership Agreement, Hydrocarbon, as the Class A Unitholder, agrees to and approves of such amendment; and

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership to effect this Amendment to provide for (i) the creation of the Class B Units, (ii) the inclusion of Incremental Interest Income in the Definition of Hydrocarbon Available Cash, and (iii) such other matters as are provided herein;

NOW, THEREFORE, in consideration of the premises set forth above, the General Partner hereby amends the Partnership Agreement as follows:

Section 1.                                            Amendments.

(a)                                  Section 1.1.  Section 1.1 of the Partnership Agreement is hereby amended to add, or to amend and restate, the following definitions:

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or Section 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” of a Partner in respect of a General Partner Interest, a Common Unit, a Class A Unit, a Class B Unit or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Interest, Common Unit, Class A Unit, Class B Unit or other interest in the Partnership were the only interest in the Partnership held by such Partner from and after the date on which such General Partner Interest, Common Unit, Class A Unit, Class B Unit or other interest was first issued.

“Adjusted Conversion Number” means, with respect to each Class B Unit on any date of determination, the Conversion Number associated with such Class B Unit, multiplied by a fraction equal to the sum of (i) 1,000,000,000, divided by 1,050,000,000, plus (ii)(A)(I) one (1.00) minus (II) 1,000,000,000, divided by 1,050,000,000, multiplied by (B)(I) 20% with respect to all time periods prior to July 1, 2013, (II) 40% with respect to the time period beginning on July 1, 2013 and ending on but not including July 1, 2014, (III) 60% with respect to the time period beginning on July 1, 2014 and ending on but not including July 1, 2015, (IV) 80% with respect to the time period beginning on July 1, 2015 and ending on but not including July 1, 2016, and (V) 100% with respect all the time periods beginning on or after July 1, 2016.

“beneficial owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time and the term “beneficially owned” has a corresponding meaning.

“Capital Account” means the capital account maintained for a Partner pursuant to Section 5.3.  The “Capital Account” of a Partner in respect of a Common Unit, a Class A Unit, a Class B Unit or any other Partnership Interest shall be the amount which such Capital Account would be if such Common Unit, Class A Unit, Class B Unit or other Partnership Interest were the only interest in the Partnership held by such Partner from and after the date on which such Common Unit, Class A Unit, Class B Unit or other Partnership Interest was first issued.

“Class A Unitholder” means a holder of Class A Units.

“Class B Conversion Date” means: (a) if a Fundamental Change Conversion does not occur prior to the date applicable to a series of Class B Units specified in this clause: (i) with respect to the Class B-1 Units, July 1, 2013; (ii) with respect to the Class B-2 Units, July 1, 2014; (iii) with respect to the Class B-3 Units, July 1, 2015; (iv) with respect to the Class B-4 Units, July 1, 2016; and (v) with respect to the Class B-5 Units, July 1, 2017; and (b) if a Fundamental Change Conversion occurs at any time, with respect to each series of Class B Units that has not otherwise converted into Common Units prior to the date of the consummation of such Fundamental Change, the date of the consummation of such Fundamental Change.

“Class B Deficit” has the meaning assigned to such term in Section 6.1(a)(ii)(A)(3).

“Class B Excess” has the meaning assigned to such term in Section 6.1(a)(ii)(B)(2).

“Class B Target Capital Amount” means on any date of determination, the product of (x) the then Per Unit Capital Amount of an Initial Common Unit times (y) the then Adjusted Conversion Number with respect to the Class B Units; provided that for periods beginning on or after July 1, 2016, such amount shall be reduced by an amount expected by the General Partner to prevent a disparity between the Per Unit Capital Amounts of the Initial Common Units and the Converted Common Units resulting from the conversion of the Class B-5 Units.

“Class B Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees (but does not include Common Units), and having the rights and obligations specified with respect to the Class B Units in this Agreement.  The term “Class B Unit” includes Partnership Securities designated as Class B-1 Units, Class B-2 Units, Class B-3 Units, Class B-4 Units and Class B-5 Units.

“Class B Unitholder” means a holder of Class B Units.

“Class B Unitholder Fundamental Change Election” has the meaning assigned to such term in Section 5.7(h)(ii).

“Class B-1 Units” has the meaning assigned to such term in Section 5.7(b).

“Class B-2 Units” has the meaning assigned to such term in Section 5.7(b).

“Class B-3 Units” has the meaning assigned to such term in Section 5.7(b).

“Class B-4 Units” has the meaning assigned to such term in Section 5.7(b).

“Class B-5 Units” has the meaning assigned to such term in Section 5.7(b).

“Common Unit” means a Partnership Security (including Converted Common Units) representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this Agreement, but does not include (a) any Class A Unit or (b) any Class B Unit prior to its conversion into a Converted Common Unit pursuant to the terms hereof.

“Common Unitholder” means a holder of Common Units.

“Control,” including the correlative terms “Controlling,” and “Controlled by” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Conversion Number” means, with respect to any Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit or Class B-5 Unit, one Common Unit; provided that such number of Common Units shall be subject to appropriate adjustment pursuant to Section 5.7(j).

“Converted Common Unit” means a Common Unit issued upon conversion of a Class B Unit pursuant to Section 5.7.

“Discounted Conversion Number” means, with respect to any Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit or Class B-5 Unit, as of the date of the consummation of a Fundamental Change or any other applicable determination date, the fraction of a Common Unit set forth opposite the applicable series of Class B Units in the table attached to this Amendment as Exhibit B; provided that such fraction of a Common Unit shall be subject to appropriate adjustment pursuant to Section 5.7(j).

“Elective Fundamental Change” means any of the following events: (a) any direct or indirect sale, lease, exchange, conveyance, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the Partnership’s assets to any third Person, unless immediately following such sale, lease, exchange, transfer or other disposition such assets are owned, directly or indirectly, by the Partnership; or (b) a merger, consolidation, business combination, acquisition of Common Units or other transaction (i) the result of which is that, immediately after the consummation of such transaction, any Person (an “Acquiring Person”), other than the holders of the Common Units immediately prior to the consummation of such transaction, becomes the beneficial owner, directly or indirectly, of a majority of the Outstanding Common Units or, if the Partnership is not the surviving entity in such transaction, the majority of the outstanding voting securities of the surviving entity in such transaction or its parent entity and (ii) in which Partnership Securities that are beneficially owned by any Acquiring Person immediately after the consummation of such transaction, or if the Partnership is not the surviving entity in such transaction, the voting securities of the surviving entity or its parent entity that are beneficially owned by any Acquiring Person immediately after the consummation of such transaction, are not subject to the voting limitations set forth in clause (a) of the proviso of the definition of the defined term “Outstanding,” or any similar voting restrictions applicable to voting securities of the surviving entity or its parent entity in a transaction where the Partnership is not the surviving entity.

“Equivalent Security” has the meaning assigned to such term in Section 5.7(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Final Class B Conversion Date” means July 1, 2017, or, if a Fundamental Change Conversion occurs prior to such date, the date of the consummation of the applicable Fundamental Change.

“Fundamental Change” has the meaning assigned to such term in Section 5.7(h)(iii).

“Fundamental Change Conversion” has the meaning assigned to such term in Section 5.7(h)(iii).

“Hydrocarbon Available Cash” means all cash and cash equivalents on hand derived from or attributable to the Partnership’s ownership of, or sale or other disposition of, the shares of common stock of MarkWest Hydrocarbon Inc. and all cash and cash equivalents on hand derived from Incremental Interest Income.

“Incremental Interest Income” means the interest income received by the Partnership attributable to intercompany loans from the Partnership to MarkWest Hydrocarbon, Inc., in excess of amount of interest income received based on an interest rate equal to that rate applicable to the Partnership under its loan facility in place at the time of the creation of the intercompany loan.

“Initial Common Unit” means a Common Unit other than a Converted Common Unit.

“Limited Partner” means, unless the context otherwise requires, (a) a holder of Common Units, Class A Units, or Class B Units, except to the extent otherwise provided herein, each Substituted Limited Partner and each Additional Limited Partner or (b) solely for purposes of Articles V, VI, VII and IX, each Assignee; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of Class A Units or Class B Units except (a) with respect to Class B Units, as set forth in Section 5.7(d) or for purposes of Section 13.3(c) and (b) as may otherwise be required by any non-waivable provision of law.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Class A Units, Class B Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of Class A Units or Class B Units except (a) with respect to Class B Units, as set forth in Section 5.7(d) or for purposes of Section 13.3(c) and (b) as may otherwise be required by any non-waivable provision of law.

“M&R Group Member” means M&R Liberty or any Person that is directly or indirectly Controlled by M&R Liberty.

“M&R Liberty” means M&R MWE Liberty, LLC, a Delaware limited liability company.

“M&R Registration Rights Agreement” means that certain Registration Rights Agreement, dated December 29, 2011, between the Partnership and M&R Liberty, as it may be amended, supplemented or restated from time to time.

“Net Income” means, for any taxable year, the excess, if any, of the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Sections 6.1(b) and 6.1(c).

“Net Loss” means, for any taxable year, the excess, if any, of the Partnership’s items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership’s items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall not include any items specially allocated under Sections 6.1(b) and 6.1(c).

“Net Termination Gain” means, for any taxable period, the sum, if positive, of all items of income, gain, loss or deduction (determined in accordance with Section 5.3(b)) that are (a) recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or (b) deemed recognized by the Partnership pursuant to Section 5.3(d); provided, however, the items included in the determination of Net Termination Gain shall not include any items of income, gain or loss specially allocated under Sections 6.1(b) and 6.1(c).

“Net Termination Loss” means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction (determined in accordance with Section 5.3(b)) that are  recognized (i) after the Liquidation Date or (ii) upon the sale, exchange or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group), or  deemed recognized by the Partnership pursuant to Section 5.3(d); provided, however, items included in the determination of Net Termination Loss shall not include any items of income, gain or loss specially allocated under Sections 6.1(b) and 6.1(c).

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that:

(a)                                  if, at any time, any Person or Group beneficially owns 20% or more of the Partnership Securities of any class that are then reflected as outstanding on the Partnership’s books and records as of the date of determination, all Partnership Securities owned by such Person or Group shall not be entitled to vote and shall not be voted on any matter and shall not be considered to be “Outstanding” when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by any non-waivable provision of law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that (i) the foregoing limitation shall not apply to any Person or Group who acquires 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the Board of Directors of the General Partner and (ii) the foregoing limitation shall not apply with respect to Common Units beneficially owned by M&R Liberty or any other M&R Group Member or any Group of which M&R Liberty or any other M&R Group Member is a member, but the limitation set forth in clause (b) of this definition below shall apply to such Persons specified in this clause (ii); and

(b)                                 if at any time M&R Liberty or any other M&R Group Member or any Group of which M&R Liberty or any other M&R Group Member is a member beneficially owns more than 5% of the Common Units that are then reflected as outstanding on the Partnership’s books and records as of the date of determination, then any Common Units owned by M&R Liberty or any other M&R Group Member or any such Group in excess of 5% of the Common Units that are then reflected as outstanding on the Partnership’s books and records as of the date of determination shall not be voted on any matter and shall not be considered to be “Outstanding” when calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement; provided, further, that the Board of Directors of the General Partner may waive the foregoing limitation in whole or in part from time to time.  If the foregoing limitation applies at any time at which more than one M&R Group Member beneficially owns Common Units, then, each Record Holder of Common Units beneficially owned by any such M&R Group Member shall be deemed to hold a number of Common Units not subject to such limitation that is proportionate to the aggregate number of Common Units held by all such Record Holders.

“Partnership Fundamental Change Election” has the meaning assigned to such term in Section 5.7(h)(i).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including without limitation, Common Units, Class A Units and Class B Units.

“Percentage Interest” means as of any date of determination (a) as to any Unitholder or Assignee holding Units (of any specified class or classes of Units), the product obtained by multiplying (i) 100% less the percentage, if any, applicable to clause (b) by (ii) the quotient obtained by dividing (A) the number of Units (of any specified class or classes of Units) held by such Unitholder or Assignee by (B) the total number of all outstanding Units (of any specified class or classes of Units), and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.4 for which a specific percentage is established as part of such issuance, the percentage established as a part of such issuance. The Percentage Interest with respect to the General Partner Interest shall at all times be zero.  For all purposes of this Agreement, subject to the definition of Units, in making the calculation described in the preceding sentence, each Outstanding Class B Unit shall be deemed to be equal to a number of Units equal to the applicable Conversion Number, as of the applicable determination date; provided that, if any reference to the term Percentage Interests in this Agreement specifies that Percentage Interests shall be adjusted to account for the then applicable Adjusted Conversion Number with respect to each series of Class B Units, then, in making the calculation described in the preceding sentence, each Outstanding Class B Unit shall be deemed to be equal to a number of Units equal to the applicable Adjusted Conversion Number, as of the applicable determination date.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests.  For all purposes of this Agreement, the third sentence of the definition of “Percentage Interest” shall apply in determining the Percentage Interests used in determining such Pro Rata amounts.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class A Units and Class B Units but shall not include the General Partner Interest; provided, however, that when the term “Unit” is used herein in the context of any vote or other approval, including without limitation Article XIII and Article XIV, such term shall not, solely for such purpose, include any holder of Class A Units or Class B Units except (a) with respect to Class B Units, as set forth in Section 5.7(d) or for purposes of Section 13.3(c) and (b) as may otherwise be required by any non-waivable provision of law.

“Voting Units” means all Units that are granted the right under this Agreement or under the Delaware Act to vote with respect to the relevant matter. Common Units constitute Voting Units, but (a) Class A Units, Class B Units, the General Partner Interests or any Partnership Securities owned, directly or indirectly, by any Group Member do not constitute Voting Units and (b) Class B Units not owned, directly or indirectly, by any Group Member shall only constitute Voting Units for purposes of Sections 5.7(d) and 13.3(c) prior to their conversion into Common Units pursuant to the terms hereof.

(b)                                 Section 4.1.  Section 4.1 of the Partnership Agreement is hereby amended and restated as follows:

“Section 4.1                                Certificates. Upon the Partnership’s issuance of Common Units, Class A Units or Class B Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the request of any Person owning any Partnership Securities other than Common Units, Class A Units or Class B Units, the Partnership shall issue to such Person one or more certificates evidencing such Partnership Securities.  Certificates shall be executed on behalf of the Partnership by the Chairman of the Board of Directors, President or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner.  No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.  Subject to Section 6.4, the Partners holding Certificates evidencing Class B Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Class B Units are converted into Common Units pursuant to the terms of Section 5.7.”

(c)                                  Section 4.6(e).  Section 4.6 of the Partnership Agreement is hereby amended to add Section 4.6(e) as follows:

“(e)                            Section 4.6(e).

(i)                                     Notwithstanding anything to the contrary set forth in this Agreement, without the prior approval of the Board of Directors of the General Partner, M&R Liberty shall not transfer any Class B Units.  Any subsequent transfer of Class B Units by a transferee so approved by the Board of Directors of the General Partner shall also require the prior written approval of the Board of Directors of the General Partner.

(ii)                                  Notwithstanding anything to the contrary set forth in this Agreement, without the prior approval of the Board of Directors of the General Partner, neither M&R Liberty nor any other M&R Group Member or other Person to whom Converted Common Units are transferred in accordance with this Section 4.6(e) shall transfer any Converted Common Units other than through transfers: (i) made pursuant to the provisions of Article II of the M&R Registration Rights Agreement; or (ii) of an aggregate of not more than 2,500,000 Converted Common Units (subject to appropriate adjustment in the event of any distribution on Common Units in Common Units, subdivision, split up, combination or reclassification affecting the Common Units) on or after January 1, 2016 to members of M&R Liberty, pursuant to one or more distributions by M&R Liberty to one or more members of M&R Liberty and such members’ limited partners; provided that each such member of M&R Liberty or limited partner of M&R Liberty’s members to which Common Units are to be so transferred agrees, if requested by the Board of Directors of the General Partner, to execute a customary lock-up agreement pursuant to which such member or limited partner shall agree not to transfer any Common Units to be so distributed to it for a period of up to one year following the date of such distribution (such lock-up agreement to be in form and substance reasonably acceptable to the Partnership and to include a covenant pursuant to which such member or limited partner agrees not to enter into any voting trusts, proxies, or other voting or similar agreements or understandings with M&R Liberty, any other M&R Group Member, any other member or limited partner or any of their respective Affiliates with respect to the voting of Limited Partner Interests during the term of such lock-up agreement).

(iii)                               In addition to the foregoing, the Class B Units shall be subject to the restrictions on transfer set forth in the Certificates evidencing such Class B Units as set forth in Exhibit A.  The Converted Common Units shall be subject to such same restrictions on transfer, and such restrictions shall be incorporated in and made a part of any Certificates that may be issued for the Converted Common Units or other evidence of issuance of the Converted Common Units that may be provided in connection with such conversion.

(iv)                              For the avoidance of doubt, subject to the other restrictions set forth in this Section 4.6, neither M&R Liberty nor any other M&R Group Member may in any case transfer Class B Units or Converted Common Units to an M&R Group Member if such transfer has as a purpose the avoidance of or is otherwise undertaken in contemplation of avoiding the restrictions on transfers in this Section 4.6(e) or elsewhere in this Agreement (it being understood that the purpose of this Section 4.6(e)(iv) is to prohibit the transfer of Class B Units or Converted Common Units to an M&R Group Member followed by a change in the relationship between the transferor and such M&R Group Member (or a change of control of such transferor or M&R Group Member) after the transfer, with the result and effect that the transferor has indirectly made a transfer of Class B Units or Converted Common Units by using an M&R Group Member, which transfer would not have been directly permitted under this Section 4.6(e) had such change in such relationship occurred prior to such transfer).

(v)                                 For purposes of this Section 4.6(e) the term “transfer,” when used with respect to a Class B Unit or Converted Common Unit, shall be deemed to refer to a transaction by which the holder of such Class B Unit or Converted Common Unit directly or indirectly assigns such Class B Unit or Converted Common Unit to another Person, and includes (i) a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by operation of law or otherwise and (ii) entry into any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another Person, in whole or in part, any of the economic consequences of ownership of such Class B Unit or Converted Common Unit.

(vi)                              Upon reasonable request by the Partnership from time to time but no more often than quarterly, unless such a request is made in anticipation of any vote of the Record Holders of Units (or any class of Units), M&R Liberty and each other M&R Group Member who owns Units shall provide the Partnership with a written certification, signed by an executive officer of such Person (to the extent such Person is not a natural person), setting forth the number of Class B Units and the number of Common Units owned beneficially and of record by such Person.  Each of M&R Liberty and each other M&R Group Member shall, upon the request of the Partnership, provide the Partnership with copies of records of any transfers of Class B Units or Converted Common Units involving such Person.”

(d)                                 Section 4.6(f).  Section 4.6 of the Partnership Agreement is hereby amended to add Section 4.6(f) as follows:

“(f)                              The transfer of Converted Common Units shall be subject to the restrictions imposed by Section 6.4.”

(e)                                  Section 5.3(c).  Section 5.3(c) of the Partnership Agreement is hereby amended and restated as follows:

“(c)                            (i)                                     Subject to Section 5.3(c)(ii) and (iii), a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(ii)                                  Upon conversion of the Class B-1 Units, Class B-2 Units, Class B-3 Units and Class B-4 Units into Converted Common Units, the Capital Account maintained for the holder of such converted Class B Units with respect to its Class B Units will (A) first, be allocated to the Converted Common Units held by such holder in an amount equal to the product of (x) the number of such Converted Common Units and (y) the then Per Unit Capital Amount for an Initial Common Unit, and (B) second, any remaining balance in such Capital Account will be retained with respect to such holder’s remaining Class B Units.

(iii)                               Subject to Section 6.4, immediately prior to the transfer of a Converted Common Unit by a holder thereof, the Capital Account maintained for such Person with respect to its Class B Units or Converted Common Units will (A) first, be allocated to the Converted Common Units to be transferred in an amount equal to the product of (x) the number of such Converted Common Units to be transferred and (y) the Per Unit Capital Amount for an Initial Common Unit, and (B) second, any remaining balance in such Capital Account will be retained by the transferor, regardless of whether it has retained any Class B Units or Converted Common Units.  Promptly following any such allocation, the transferor’s Capital Account, if any, maintained with respect to the retained Class B Units or retained Converted Common Units, if any, will have a balance equal to the amount allocated under clause (B) hereinabove, and the transferee’s Capital Account established with respect to the transferred Converted Common Units will have a balance equal to the amount allocated under clause (A) hereinabove.”

(f)                                    Section 5.5(a).  Section 5.5(a) of the Partnership Agreement is hereby amended and restated as follows:

“(a)                            Subject to Section 5.5(d) and Section 5.7(j), the Partnership may make a distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units (including the number of Common Units into which Class B Units may convert) are proportionately adjusted retroactive to the beginning of the Partnership.”

(g)                                 Article V; Section 5.7.  Article V of the Partnership Agreement is hereby amended to add a new Section 5.7 creating a new class of Units as follows:

“Section 5.7                                Establishment of Class B Units.

(a)                                  Designation.  There is hereby created a class of Units designated as “Class B Units” and consisting of a total of 19,954,389 Class B Units, with the designations,

preferences and relative, participating, optional or other special rights, powers and duties as set forth in this Section 5.7.

(b)                                 Series.  Of the aggregate number of Class B Units authorized pursuant to Section 5.7(a), 3,990,877 are designated as “Class B-1 Units,” 3,990,878 are designated as “Class B-2 Units,” 3,990,878 are designated as “Class B-3 Units,” 3,990,878 are designated as “Class B-4 Units,” and 3,990,878 are designated as “Class B-5 Units.”

(c)                                  Distributions.  Prior to its conversion into a Common Unit in accordance with Section 5.7(g) or Section 5.7(h), a Class B Unit shall not be entitled to receive any distributions pursuant to Section 6.3.

(d)                                 Voting Rights.  The Class B Units prior to conversion shall not be entitled to (i) vote with the Common Units as a single class on any matters on which Common Unitholders are entitled to vote (including the matters described in Section 5.7(h)(iv)(B)) or (ii) vote as a separate class on any matters; provided that, notwithstanding the foregoing, but without limiting the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, the Class B Units shall be entitled to vote as a separate class on any matter that disproportionately and adversely affects the rights or preferences of the Class B Units in relation to other classes of Partnership Interests, including matters subject to Section 13.3(c) that meet the foregoing requirement, but in each case subject to Section 14.3, and such separate class vote shall apply to matters otherwise approved pursuant to Sections 13.3(e) or 13.4(c)(ix) solely to the extent they disproportionately and adversely affect the rights or preferences of the Class B Units in relation to other classes of Partnership Interests.  The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are so entitled to vote as a separate class.  For such matters Class B Units are entitled to vote upon, each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible pursuant to Section 5.7(g) at the time of the record date for the vote or written consent on the matter.

(e)                                  Certificates.  The Class B Units will be evidenced by Certificates in substantially the form of Exhibit A to this Amendment; provided that Class B Units designated as Class B-1 Units, Class B-2 Units, Class B-3 Units, Class B-4 Units or Class B-5 Units shall each be evidenced by separate Certificates.  Subject to the satisfaction of any applicable legal, regulatory and contractual requirements or restrictions, Class B Units may be assigned or transferred in a manner identical to the assignment and transfer of other Units.

(f)                                    Registrar and Transfer Agent.  The General Partner will act as registrar and transfer agent of the Class B Units.

(g)                                 Conversion.  Except as provided in this Section 5.7(g) and Section 5.7(h), the Class B Units are not convertible into Common Units.  Each Outstanding Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit and Class B-5 Unit shall automatically convert into a number of Common Units equal to the Conversion Number on the applicable Class B Conversion Date without any further action by the holders thereof.  The terms of a Class B Unit will be changed, automatically and without further action, on the applicable Class B Conversion Date so that such Class B Unit is converted into a number of Common Units equal to the Conversion Number on such Class B Conversion Date and, immediately thereafter, such Class B Unit shall not be Outstanding; provided, however, that each Converted Common Unit will become Outstanding and will remain subject to the provisions of Sections 6.1(c)(xi) and Section 6.4.

(h)                                 Fundamental Change.

(i)                                     The Partnership may elect (a “Partnership Fundamental Change Election”) to convert all, but not less than all, of the Class B Units into Common Units immediately prior to the consummation of an Elective Fundamental Change subject to the terms and conditions of this Section 5.7(h).  If the Partnership desires to make a Partnership Fundamental Change Election it shall, not less than 15 days prior to the date of the expected consummation of an Elective Fundamental Change, send a written notice to each Class B Unitholder: (A) describing the transaction or transactions that constitute such Elective Fundamental Change; (B) stating the expected date of consummation of such Elective Fundamental Change and the Partnership’s computation of the number of Common Units into which each Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit and Class B-5 Unit would be converted pursuant to a Fundamental Change Conversion on such expected consummation date; and (C) stating that the Partnership has made a Partnership Fundamental Change Election with respect to such Elective Fundamental Change.  The Partnership may, by written notice to the Class B Unitholders, revoke a Partnership Fundamental Change Election at any time prior to the 15th day prior to the date of the consummation of the applicable Elective Fundamental Change; provided, that the Partnership thereafter (or simultaneously therewith) timely sends the notice to the Class B Unitholders contemplated by Section 5.7(h)(ii).

(ii)                                  If the Partnership does not elect to timely make a Partnership Fundamental Change Election with respect to any Elective Fundamental Change or revokes such an election in accordance with Section 5.7(h)(i), then the Partnership shall, not less than 15 days prior to the date of the consummation of an Elective Fundamental Change, send a written notice to each Class B Unitholder: (A) describing the transaction or transactions that constitute such Elective Fundamental Change; and (B) stating the expected date of consummation of such Elective Fundamental Change and the Partnership’s computation of the number of Common Units into which each Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit and Class B-5 Unit would be converted pursuant to a Fundamental Change Conversion on such expected consummation date.  No later than ten days following delivery of the notice provided for in the previous sentence, the Class B Unitholders may, in their sole discretion, deliver to the Partnership a written notice executed by holders of a majority of the Class B Units, electing (a “Class B Unitholder Fundamental Change Election”) to convert all, but not less than all, of the Class B Units into Common Units immediately prior to the consummation of an Elective Fundamental Change subject to the terms and conditions of this Section 5.7(h).  Any notice from the Class B Unitholders so electing a Class B Unitholder Fundamental Change Election (x) shall be binding upon all Class B Unitholders and shall provide for the conversion of all Class B Units even if less than all of the Class B Units delivered the Class B Unitholder Fundamental Change Election, and (y) may be conditioned on consummation of the applicable Elective Fundamental Change on or prior to a date specified in such notice.

(iii)                               If (A) the Partnership timely makes and does not revoke a Partnership Fundamental Change Election in accordance with Section 5.7(h)(i), (B) the holders of the Class B Units timely make a Class B Unitholder Fundamental Change Election in accordance with Section 5.7(h)(ii), or (C) the Partnership is to be dissolved in accordance with this Agreement (the event described in this clause (C), and any event constituting an Elective Fundamental Change, each a “Fundamental Change”), then, immediately prior to the consummation of the Fundamental Change, each Outstanding Class B-1 Unit, Class B-2 Unit, Class B-3 Unit, Class B-4 Unit and Class B-5 Unit shall convert (a “Fundamental Change Conversion”) into the number of Common Units equal to the applicable Discounted Conversion Number as of the date of the consummation of such Fundamental Change without any further action by the holders thereof.  The terms of each Class B Unit will be changed, automatically and without further action, on the date of the consummation of such Fundamental Change so that each Class B Unit is so converted into such number of Common Units as of the date of the consummation of such Fundamental Change and, immediately thereafter, such Class B Unit shall not be Outstanding; provided, however, that each Converted Common Unit will become Outstanding and will remain subject to the provisions of Section 6.1(c)(xi).

(iv)                              For the avoidance of doubt, to the extent that a Fundamental Change Conversion occurs in respect of any Fundamental Change pursuant to this Section 5.7(h), the Converted Common Units issued as a result thereof shall (A) be entitled to participate in such Fundamental Change on an as-converted basis and to receive the consideration to which a Common Unit is entitled upon the consummation of such Fundamental Change and (B) not have any right to vote in respect of such Fundamental Change or any related matter.

(i)                                     Extraordinary Partnership Transactions.  Except to the extent that any such event is a Fundamental Change in respect of which a Fundamental Change Conversion occurs pursuant to Section 5.7(h), prior to the consummation of any merger, consolidation or other business combination in which the Partnership will not be the surviving entity, the Partnership shall make appropriate provision to ensure that the Class B Unitholders receive in such transaction a security, issued by the Person surviving or resulting from such transaction and containing provisions substantially equivalent to this Section 5.7 as determined reasonably in good faith by the General Partner and such other provisions of this Agreement as are applicable to the establishment of the designations, preferences, rights, powers and duties of the Class B Units (an “Equivalent Security”), including appropriate provision to ensure that the holders of Class B Units would be entitled to receive upon subsequent conversion of such Equivalent Security consideration equivalent to that which each holder of a Class B Unit would have been entitled if such Class B Unit had been converted into Common Units in connection with such Fundamental Change, with appropriate provision being made to account for the Discounted Conversion Numbers that would apply on any successive conversion of any such Equivalent Security.

(j)                                     Distributions, Combinations, Subdivisions and Reclassifications by the Partnership.  If, prior to the Final Class B Conversion Date, the Partnership: (A) makes a distribution on its Common Units in Common Units; (B) subdivides or splits its Common Units into a greater number of Common Units; (C) combines or reclassifies its Common Units into a smaller number of Common Units; or (D) issues by reclassification of its Common Units any Partnership Securities (including any reclassification in connection with a merger, consolidation, or business combination in which the Partnership is the surviving entity), then the Conversion Number, each Discounted Conversion Number in effect at the time of the Record Date for such distribution or the effective date of such subdivision, split, combination or reclassification and all Discounted Conversion Numbers that may be applicable from time to time after such date, shall be proportionally adjusted based on the number of Common Units (or any Partnership Securities into which such Common Units would have been merged, consolidated or combined pursuant to clause (D) above) that a holder of one Class B Unit would have been entitled to receive had such Class B Unit been entitled to be (and had) converted, immediately prior to such Record Date or effective date, into a number of Common Units (or any Partnership Securities into which such Common Units would have been merged, consolidated or combined pursuant to clause (D) above) equal to the Conversion Number then in effect.  An adjustment made pursuant to this Section 5.7(j) shall become effective immediately after the Record Date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification.  Adjustments shall be made successively pursuant to this Section 5.7(j) whenever any event described in this Section 5.7(j) shall occur.  Notwithstanding the foregoing, no adjustment would be made pursuant to clause (D) above in respect of any Fundamental Change where the Partnership or the Class B Unitholders elect to convert the Class B Units into Common Units in connection with such Fundamental Change.

(k)                                  No Fractional Converted Common Units.  Notwithstanding anything in this Section 5.7, no fractional Common Units shall be issued upon any conversion of Class B Units into Converted Common Units in accordance with Section 5.7(g) or 5.7(h).  All Common Units (including fractions thereof) issuable upon conversion of more than one Class B Unit by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional unit.  If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Unit, the Partnership shall, in lieu of issuing any fractional unit, at the Partnership’s option, either round each fractional Unit to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit) or pay the holder otherwise entitled to such fractional Unit a sum in cash determined by reference to the Current Market Price of a Common Unit on the date of such conversion.

(l)                                     Surrender of Certificates.  Subject to the requirements of Section 6.4, upon a conversion of Class B Units into Common Units in accordance with Section 5.7(g) or 5.7(h), each holder of a converted Class B Unit shall promptly surrender the Certificate evidencing ownership of such Class B Units, duly endorsed, at the office of the General Partner or of any transfer agent for the Class B Units.  In the case of any such conversion, the Partnership shall, as soon as practicable thereafter, issue and deliver at such office, to such holder of Class B Units, one or more Certificates, registered in the name of such holder, or other evidence of the issuance of uncertificated certificates, for the number of Common Units and, if applicable, Class B Units, to which such holder shall then be entitled.  Such a conversion shall be deemed to have been made as of the applicable Class B Conversion Date whether or not a Certificate evidencing ownership of Class B Units has been surrendered as of such date, and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units as of such date.

(m)                               Initial Capital Account.  The aggregate initial Capital Accounts with respect to the Class B Units shall equal $1,000,000,000.00.”

(h)                                 Section 6.1(a).  Section 6.1(a) is hereby amended and restated in its entirety to read as follows:

“(a)                            Net Income, Net Loss, Net Termination Gain and Net Termination Loss

(i)                                     Net Income and Net Loss.  After giving effect to the special allocations set forth in Section 6.1(c), Net Income and Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable period shall be allocated to the Unitholders, Pro Rata.

(ii)                                  Net Termination Gain or Net Termination Loss for each taxable period shall be allocated in the manner set forth in this Section 6.1(a)(ii). All allocations under this Section 6.1(a)(ii) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 and after all distributions of Available Cash provided under Section 6.3 have been made; provided, however, that solely for purposes of this Section 6.1(a)(ii), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.3.

(A)                              Net Termination Gain (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Gain) shall be allocated:

(1)                                  First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

(2)                                  Second, if a disparity exists between the Per Unit Capital Amounts of the Initial Common Units and the Converted Common Units, then (x) if the Per Unit Capital Amounts of the Converted Common Units is higher, 100% to the Unitholders holding Initial Common Units and Class A Units, Pro Rata, or (y) otherwise, 100% to the Unitholders holding Converted Common Units, in either case, until such disparity has been eliminated;

(3)                                  Third, if the Per Unit Capital Amount of a Class B Unit is less than the Class B Target Capital Amount (the amount by which the Per Unit Capital Amount is less being a “Class B Deficit”), then 100% to the holders of Class B Units in proportion to their respective Class B Deficits until each such deficit is eliminated; and

(4)                                  Thereafter, to the Unitholders of all classes of Units in accordance with their Percentage Interests (as adjusted to account for the then applicable Adjusted Conversion Number with respect to the Class B Units).

(B)                                Net Termination Loss (including a pro rata part of each item of income, gain, loss, and deduction taken into account in computing Net Termination Loss) shall be allocated:

(1)                                  First, if a disparity exists between the Per Unit Capital Amounts of the Initial Common Units and the Converted Common Units, then (x) if the Per Unit Capital Amounts of the Converted Common Units is lower, 100% to the Unitholders holding Initial Common Units and Class A Units, Pro Rata, or (y) otherwise, 100% to the Unitholders holding Converted Common Units, in either case, until such disparity has been eliminated;

(2)                                  Second, if the Per Unit Capital Amount of a Class B Unit exceeds the Class B Target Capital Amount (the amount of such excess being a “Class B Excess”), then 100% to the holders of Class B Units in proportion to their respective Class B Excess amounts until each such excess amount is eliminated; and

(3)                                  Thereafter, to the Unitholders of all classes of Units in accordance with their Percentage Interests (as adjusted to account for the then applicable Adjusted Conversion Number with respect to the Class B Units).”

(i)                                     Section 6.1(b).  Section 6.1(b) is hereby amended and restated in its entirety to read as follows:

“(b)                           Certain Special Allocations.

(i) All Hydrocarbon Items shall be allocated to the Unitholders other than the holders of Class A Units, Pro Rata.

(ii) All items of deduction and loss attributable to the New Cobb plant shall be allocated to the General Partner in its capacity as a holder of Class A Units or any subsequent holder of such Class A Units.”

(j)                                     Section 6.1(c)(x).  Section 6.1(c)(x) is hereby amended and restated in its entirety to read as follows:

“(x)                            Items of income and gain allocated under the foregoing provision of Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(viii) or 6.1(c)(xi) that are Hydrocarbon Items shall, to the maximum extent possible, be allocated to the applicable Unitholders other than the holders of Class A Units, Pro Rata.”

(k)                                  Section 6.1(c)(xi).  Section 6.1(c) is hereby amended and restated to add a new Section 6.1(c)(xi) as follows:

“(xi)                        Economic Uniformity.

(A)                              At the election of the General Partner, with respect to any taxable period, all or a portion of the remaining items of Partnership gross income or gain for such taxable period shall be allocated to each Partner holding Converted Common Units in the proportion of the number of Converted Common Units held by such Partner to the total number of Converted Common Units then Outstanding, until each such Partner has been allocated an amount of gross income or gain that increases the Capital Account maintained with respect to such Converted Common Unit to an amount equal to the product of (A) the number of Converted Common Units held by such Partner and (B) the Per Unit Capital Amount for an Initial Common Unit. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Converted Common Units and the Capital Accounts underlying Initial Common Units immediately prior to the transfer or other disposition of a Converted Common Unit.  This allocation method for establishing such economic uniformity will only be available to the General Partner if the method for allocating the Capital Account maintained with respect to the holder of Converted Common Units between the transferred and retained Converted Common Units pursuant to Section 5.3(c)(iii) does not otherwise provide such economic uniformity to the transferred Converted Common Units.”

(B)                                After the conversion of any Class B Units based upon the Discounted Conversion Number, all or a portion of the remaining items of Net Termination Loss, Net Loss, and if necessary gross loss and deduction, for the taxable period in which such conversion occurs shall be allocated 100% to Partners holding the Converted Common Units (which were converted based upon such Discounted Conversion Number) in the proportion of the number of such Converted Common Units held by such Partners, until each such Partner has been allocated the minimum amount necessary to reduce the Capital Account of each such Converted Common Unit to the Per Unit Capital Amount for an Initial Common Unit; provided that, to the extent possible, a portion of such allocation shall consist of gross operating loss equal to the lesser of (x) the aggregate amount of the incremental Section 704(c) income allocations allocated to the Class B Units converted based upon the Discounted Conversion Number for the current and prior taxable periods relating to the built-in gain value discrepancy between the Discounted Conversion Number and the Adjusted Conversion Number with respect to the Class B Units converted based upon the Discounted Conversion Number and (y) the aggregate amount of taxable income that has been allocated the Class B Units converted based upon the Discounted Conversion Number for the current and prior taxable periods.

(l)                                     Section 6.1(c)(xii).  Section 6.1(c) is hereby amended and restated to add a new Section 6.1(c)(xii) as follows:

“(xii)                      Priority Allocations. If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.3) to any Common Unitholder or Class A Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the Class B Unitholders with respect to their Class B Units (on a per Unit basis), then gross income in an amount equal to the product of 60%, multiplied by the aggregate amount of such distribution shall be allocated to the holders of Common Units and Class A Units, Pro Rata.”

(m)                               Section 6.3(a).  Section 6.3(a) of the Partnership Agreement is hereby amended and restated as follows:

“(a)                            Subject to Section 6.3(f), within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Common Unitholders and Class A Unitholders, Pro Rata, as of the Record Date selected by the General Partner in its reasonable discretion.”

(n)                                 Section 6.3(g).  Section 6.3(g) of the Partnership Agreement is hereby amended and restated as follows:

“(g)                           All other distributions of cash and other property shall be made to the Common Unitholders and Class A Unitholders, Pro Rata.”

(o)                                 Article VI; Section 6.4.  Article VI is hereby amended and restated to add a new Section 6.4 as follows:

“Section 6.4                                Special Provisions Relating to the Holders of Converted Units.

(a)                                  A Unitholder holding a Converted Common Unit shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer such Converted Common Units to a Person that is not an Affiliate of the holder (subject to the other transfer restrictions set forth in this Agreement) until such time as the General Partner reasonably determines that, upon transfer, each such Converted Common Unit would have, as a substantive matter, like intrinsic economic and U.S. federal income tax characteristics to the transferee, in all material respects, to the intrinsic economic and

U.S. federal income tax characteristics of an Initial Common Unit to such transferee.  In connection with the condition imposed by this Section 6.4, the General Partner shall take whatever steps are required to provide economic uniformity to the Converted Common Units in preparation for a transfer of such Common Units, including the application of Section 5.3(c)(ii) and Section 6.1(c)(xi); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Certificates (for this purpose the allocations of items of income, gain, loss or deduction with respect to Common Units, Class A Units or Class B Units will be deemed not to have a material adverse effect on the Common Units).”

(b)                                 A holder of a Converted Common Unit or a Class B Unit shall be required to provide notice to the General Partner of any transfer, disposition, or other “sale or exchange” (within the meaning of Section 708(b)(1)(B) of the Code) of any of its Converted Common Units or Class B Units within 45 days of such event, or by the last Business Day of the calendar year in which such event occurs, if shorter, providing the number of Converted Common Units or Class B Units that were transferred, disposed of or subject to the sale or exchange.”

Section 2.                                            Ratification Of Partnership Agreement.  Except as hereby amended, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3.                                            Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws.

Section 4.                                            Invalidity of Provisions.  If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 5.                                            Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P. to be effective as of the date first written above.

GENERAL PARTNER:

MARKWEST ENERGY GP, L.L.C.

		By:	/s/ FRANK M. SEMPLE
		Name:	Frank M. Semple
		Title:	President & CEO

AGREED TO AND APPROVED:

MARKWEST HYDROCARBON, INC.

By:	/s/ FRANK M. SEMPLE
Name:	Frank M. Semple
Title:	President & CEO

SIGNATURE PAGE TO

AMENDMENT NO. 1

TO

THIRD AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

MARKWEST ENERGY PARTNERS, L.P.

EXHIBIT A

Certificate Evidencing Class B-[1] / [2] / [3] / [4] / [5] Units
Representing Limited Partner Interests in
MarkWest Energy Partners, L.P.

No.	Class B-[1] / [2] / [3] / [4] / [5] Units

In accordance with Section 4.1 of the Third Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P., as amended by Amendment No. 1 thereto, and as further amended, supplemented or restated from time to time (the “Partnership Agreement”), MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                 (the “Holder”) is the registered owner of Class B-[1] / [2] / [3] / [4] / [5] Units representing limited partner interests in the Partnership (the “Class B Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Class B Units represented by this Certificate.  The rights, preferences and limitations of the Class B Units are set forth in, and this Certificate and the Class B Units represented hereby, are issued and shall in all respects be subject to the terms and provisions of the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1515 Arapahoe Street, Tower 1, Suite 1600, Denver, Colorado  80202.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO MARKWEST ENERGY PARTNERS L.P. THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTIONS 4.6(E) AND 4.6(F) OF AND ELSEWHERE IN THE THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MARKWEST ENERGY PARTNERS, L.P., AS AMENDED BY AMENDMENT NO. 1 THERETO, AND AS FURTHER AMENDED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME (THE “PARTNERSHIP AGREEMENT”) AND THE VOTING RESTRICTIONS SET FORTH IN

SECTION 5.7(D) OF THE PARTNERSHIP AGREEMENT AND IN THE DEFINITION OF THE DEFINTED TERM “OUTSTANDING” IN THE PARTNERSHIP AGREEMENT.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF MARKWEST ENERGY PARTNERS, L.P. THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE  COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF MARKWEST ENERGY PARTNERS L.P. UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE MARKWEST ENERGY PARTNERS, L.P. TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED).  MARKWEST ENERGY GP, L.L.C., THE GENERAL PARTNER OF MARKWEST ENERGY PARTNERS, L.P., MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF MARKWEST ENERGY PARTNERS, L.P. BECOMING TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	MARKWEST ENERGY PARTNERS, L.P.

Countersigned and Registered by:	By:	MARKWEST ENERGY GP,
LLC, its General Partner

By:

as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT — as tenants by the entireties	Custodian
JT TEN — as joint tenants with right of survivorship and not as tenants in common	(Cust) (Minor) under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

[Reverse of Certificate]

ASSIGNMENT OF CLASS B UNITS IN

MARKWEST ENERGY PARTNERS, L.P.

FOR VALUE RECEIVED,                                                      hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                                          Class B-[1] / [2] / [3] / [4] / [5] Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                                                                                         as its attorney-in-fact with full power of substitution to transfer the same on the books of MARKWEST ENERGY PARTNERS, L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature)

(Signature)

No transfer of the Class B Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Class B Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Class B Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge.  A transferor of the Class B Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Class B Units.

APPLICATION FOR TRANSFER OF CLASS B UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Class B Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of MarkWest Energy Partners, L.P. (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement and that the transfer of Class B Units to which this application relates has, if required, been approved by the General Partner of the Partnership and is otherwise permitted in accordance with Section 4.6(e) of the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement.  Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐ Individual	☐ Partnership	☐ Corporation

☐ Trust	☐ Other (specify)

Nationality (check one):

☐ U.S. Citizen, Resident or Domestic Entity

☐ Foreign Corporation	☐ Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.  To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.                                 Individual Interestholder

1.               I am not a non-resident alien for purposes of U.S. income taxation.

2.               My U.S. taxpayer identification number (Social Security Number) is                     .

3.               My home address is                     .

B.                                   Partnership, Corporation or Other Interestholder

1.                               is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.               The interestholder’s U.S. employer identification number is                     .

3.               The interestholder’s office address and place of incorporation (if applicable) is                     .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Class B Units shall be made to the best of the Assignee’s knowledge.

EXHIBIT B

DISCOUNTED CONVERSION NUMBERS

B-1

Discounted Conversion Number for Fundamental Change consummated from (or other applicable determination date):

Series of Class B Units	12/31/2011 through 3/30/2012	3/31/2012 through 6/29/2012	6/30/2012 through 9/29/2012	9/30/2012 through 12/30/2012	12/31/2012 through 3/30/2013	3/31/2013 through 6/29/2013	6/30/2013 through 9/29/2013	9/30/2013 through 12/30/2013	12/31/2013 through 3/30/2014	3/31/2014 through 6/29/2014	6/30/2014 through 9/29/2014	9/30/2014 through 12/30/2014	12/31/2014 through 3/30/2015
Class B-1 Units	0.9207802	0.9339835	0.9471868	0.9603901	0.9735934	0.9867967	1	1	1	1	1	1	1
Class B-2 Units	0.8648749	0.8783874	0.8919000	0.9054125	0.9189250	0.9324375	0.9459500	0.9594625	0.9729750	0.9864875	1	1	1
Class B-3 Units	0.8050695	0.8189931	0.8329167	0.8468403	0.8607639	0.8746875	0.8886112	0.9025348	0.9164584	0.9303820	0.9443056	0.9582292	0.9721528
Class B-4 Units	0.7430812	0.7573545	0.7716278	0.7859010	0.8001743	0.8144476	0.8287208	0.8429941	0.8572674	0.8715406	0.8858139	0.9000871	0.9143604
Class B-5 Units	0.6816507	0.6961211	0.7105915	0.7250620	0.7395324	0.7540028	0.7684732	0.7829437	0.7974141	0.8118845	0.8263549	0.8408254	0.8552958

Discounted Conversion Number Amount for Fundamental Change consummated from (or other applicable determination date)::

Series of Class B Units	3/31/2015 through 6/29/2015	6/30/2015 through 9/29/2015	9/30/2015 through 12/30/2015	12/31/2015 through 3/30/2016	3/31/2016 through 6/29/2016	6/30/2016 through 9/29/2016	9/30/2016 through 12/30/2016	12/31/2016 through 3/30/2017	3/31/2017 through 6/29/2017	6/30/2017 and thereafter
Class B-1 Units	1	1	1	1	1	1	1	1	1	1
Class B-2 Units	1	1	1	1	1	1	1	1	1	1
Class B-3 Units	0.9860764	1	1	1	1	1	1	1	1	1
Class B-4 Units	0.9286337	0.9429069	0.9571802	0.9714535	0.9857267	1	1	1	1	1
Class B-5 Units	0.8697662	0.8842366	0.8987070	0.9131775	0.9276479	0.9421183	0.9565887	0.9710592	0.9855296	1

B-2